Exhibit 5.1

16 Abba Hillel Silver Rd., Ramat Gan, 5250608, Israel  Telephone. + 972 3 6103100  Fax. + 972 3 6103111  Web Site.

www.meitar.com

March 9, 2015

To:

CyberArk Software Ltd.

94 Em-Ha’moshavot Road

Park Azorim, P.O. Box 3143

Petach Tikva 4970602, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for CyberArk Software Ltd., an Israeli company (the “Company”), in connection with the underwritten public offering contemplating (i) the sale by certain shareholders of the Company (the “Selling Shareholders”) of 4,000,000 ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”, and such 4,000,000 Ordinary Shares, the “Initial Shares”) and (ii) the potential sale by the Selling Shareholders of up to an additional 600,000 Ordinary Shares (the “Additional Shares” and, collectively with the Initial Shares, and in each case including Option Shares (as defined below) the “Shares”) that are subject to an over-allotment option granted by the Selling Shareholders to the underwriters of the offering (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-202329) filed by the Company with the SEC (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect; (iii) documents relating to options granted to certain of the Selling Shareholders which are currently exercisable for Ordinary Shares that may be sold in the Offering (the “Option Shares”); (iv) resolutions of the board of directors of the Company and committees thereof which have heretofore been approved and, in each case, which relate to the Registration Statement and other actions to be taken in connection with the Offering; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquires of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals,

the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Selling Shareholders’ Shares other than the Option Shares as described in the Registration Statement, are duly authorized, validly issued, fully paid and non-assessable and that (ii) upon payment to the Company of the exercise price of the Option Shares, the Option Shares, when issued and sold as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal
Meitar Liquornik Geva Leshem Tal